UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008 (January 30, 2008)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File No.)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2008, Five Star Quality Care, Inc., or the Company, issued a press release announcing it has appointed Bruce J. Mackey Jr. to be its President & Chief Executive Officer to replace Evrett W. Benton, who announced on Wednesday he is stepping down as Chief Executive Officer effective May 1, 2008.  Mr. Mackey will step down as our Chief Finacial Officer and Treasurer when he assumes the role of Chief Executive Officer.

Mr. Benton will work together with Mr. Mackey during a transition period through May 1, 2008. During this period, the Company’s Board of Directors will consider candidates to become the Company’s Treasurer and Chief Financial Officer; both internal and external candidates may be considered.

Mr. Mackey (age 37) has served as Treasurer and Chief Financial Officer of the Company since it became a publicly owned company in 2001.  Prior to joining the Company, Mr. Mackey held various financepositions at Reit Management &Research LLC, or RMR,a providerof management and administrative servicesto the Company.  Mr. Mackey was also formerly associated with the Bostonoffice of the accounting firm Arthur Anderson LLP.  He is a graduate of the Universityof Massachusetts Amherst and he is a certified public accountant in Massachusetts.

For more information with respect to the Company’s relationships with RMR, please see the information set forth under “Related Person Transactions” in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC. By: /s/ Bruce J. Mackey Jr. Name: Bruce J. Mackey Jr. Title: Treasurer and Chief Financial Officer

Date: February 1, 2008